Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2025 relating to the consolidated financial statements of Greenstone Corporation (the Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO South Africa Incorporated

BDO South Africa Incorporated

Johannesburg, South Africa

Date: April 15, 2025